CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our report in this Post-Effective Amendment No. 2 to the registration statement on Form SB-2 (No. 333-116710) of our report dated March 21, 2005, relating to the financial statement of Advanced ID Corporation, which is incorporated by reference in such Registration Statement.



/s/Lopez, Blevins, Bork & Associates, LLP
Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
October 21, 2005